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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)       February 11, 2005
                                                     ---------------------------

                  Corporate Property Associates 12 Incorporated
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Maryland
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                 (State or Other Jurisdiction of Incorporation)

            333-106838                                 13-3736306
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     (Commission File Number)                  (IRS Employer Identification No.)


      50 Rockefeller Plaza, New York, NY                    10020
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  (Address of Principal Executive Offices)                (Zip Code)

                                  212-492-1100
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                        Section 2 - Financial Information

Item 2.06.        Material Impairments

On February 11, 2005 the Registrant's Operating Committee approved a plan to sell a property located in Piscataway, New Jersey that has been vacant since February 2004. The Registrant expects to sign a contract with a third party to sell the property for approximately $3,100,000. The contract is expected to provide for a 30 day due diligence period for the buyer. As such, there is no assurance that the proposed sale will be completed.

The property has a carrying value of $5,625,000. The net proceeds from the sale after expected brokerage commission and closing costs of approximately $220,000 are expected to be approximately $2,880,000. Because the sale proceeds net of closing costs are below the carrying value, the property has been deemed impaired. The Registrant expects to record an impairment charge of approximately $2,745,000 for the quarter ending March 31, 2005 in connection with the reclassification of this property to held for sale.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Corporate Property Associates 12 Incorporated



                               By:/s/ Claude Fernandez
                                  ---------------------------------------------
                                  Claude Fernandez,
                                  Managing Director and Chief Accounting Officer (Principal Accounting Officer)


Date:  February 17, 2005